Code of Ethics

TIAA-CREF Funds Complex, Advisers (TAI, TCIM), and

TIAA-CREF Alternatives Advisors, LLC (TCAA)

Table of Contents

Introduction	3
Classification of Access Persons	4

General Standards of Conduct – Access Persons	5
Compliance with Laws & Regulations	5
Conflict of Interest	5
Material, Nonpublic Information	5
General Restrictions	6
Gifting of Securities	6
Investment Clubs	6
Private Placements	6
Excessive Trading	6
Initial Public Offerings	6
Market Timing	7
Short Sales	7
Short Swing Profits	7
Options Trading	7
Speculative Trading	8
Restricted Securities	8
Other Prohibitions	9
Insider Trading	9
Front Running	9
Scalping	9
Exceptions to General Restrictions	10
Initial Public Offerings	10
Options Trading	10
Specific Access Persons Provisions	11
Reporting and Certifications	11
Brokerage Accounts	13
Administration of the Code	16
Waivers	17

Specific Provisions for Access Persons	18
Preclearance Requirements	18
Securities Requiring Preclearance & Reporting Requirements	18
Special Preclearance Provision	18
Securities Exempt From Preclearance & Reporting Requirements	19
Securities Exempt From Preclearance Requirements	20
Blackout Periods	20
Portfolio Managers, Research Analysts and Research Assistants and their Respective Household Members	22

Glossary	23
Reference Card for Access Persons	26
Exhibit A: Sample Brokerage Account Letter	27
Exhibit B: Approved Brokerage Firm List	28
Exhibit C: Broad Based Index List	29
Exhibit D: Fund Board Attestation	31
Exhibit E: Revision History	32
Exhibit F: Managed Account Waiver Form	33

Funds Code of Ethics	Page 2 of 33

Introduction

This Code of Ethics has been adopted by the TIAA-CREF Complex of Funds (“Funds”), Teachers Advisors, Inc. (“TAI”), TIAA-CREF Investment Management, LLC (“TCIM”), and TIAA-CREF Alternatives Advisors, LLC (“TCAA”) pursuant to the requirements of Rule 17j-1 of the Investment Company Act of 1940, Rule 204a-1 of the Investment Advisers Act of 1940.

All TIAA employees (including consultants) that have been identified as Access Persons must read this Code of Ethics and comply with its requirements.

All TIAA employees (including consultants) that have been identified as Access Persons must also comply with the following policies:

•	Material, Nonpublic Information Policy

•	TIAA-CREF Code of Business Conduct

•	TIAA-CREF Gifts and Entertainment Policy

•	Policy on Outside Board Participation

All TIAA employees (including consultants) who have been identified as Access Persons are expected to comply with the “spirit” as well as the literal requirements of this Code of Ethics. Recognizing that this Code of Ethics may not address every possible scenario, Access Persons are strongly encouraged to contact the Personal Trading Compliance Officer with any questions.

Access Persons should note that there are risks associated with personal trading under this Code of Ethics that go beyond the normal market risks of investing in securities. For example, where applicable; Access Persons may be forced to disgorge trading profits if their trade results in an inadvertent violation of this Code of Ethics. Access Persons may be forced to maintain (i.e., not sell) a position in a particular security indefinitely until trading is permitted. Individuals who choose to engage in personal trading explicitly assume these and all other financial risks associated with compliance with this Code of Ethics.

Access Persons should be aware that they may be held personally liable for any improper or illegal acts committed during the course of their employment and that ignorance of the provisions and requirements of this Code of Ethics will not be a defense. Access Persons who commit illegal acts may be subject to civil penalties, such as fines, regulatory sanctions, and criminal penalties.

TIAA allows Access Persons to conduct personal trading as a privilege, not a right. Therefore, the Personal Trading Compliance Office may place limitations on the number of preclearances/transactions performed.

The TIAA-CREF Complex of Funds includes College Retirement Equities Fund, TIAA-CREF Funds, TIAA-CREF Life Funds and TIAA Separate Account VA-1.

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Classification of Access Persons

Given that the duties, responsibilities, and applicable laws and regulations to which Access Persons are subject may vary, this Code of Ethics imposes additional requirements and provisions for certain Access Persons.

The management of TIAA will work with the Personal Trading Compliance Office to determine the classification of each employee. Each individual will be contacted and informed of their classification.

Access Person

Any employee, consultant, or other individual who:

(i)	Has access to nonpublic information regarding the purchase or sale of securities by any Fund or Client Account, or nonpublic information regarding the portfolio holdings of any Fund;

(ii)	Is involved in making securities recommendations or exercising investment discretionary powers for the Funds or Client Accounts, or who has access to such recommendations that are nonpublic;

(iii)	Is a director, or officer of any of the Funds, TAI, TCIM, or TCAA;

(iv)	Performs investment advisory services on behalf of TAI or TCIM and is subject to its respective supervision and control or;

(v)	Has been so designated by the Personal Trading Compliance Officer or in conjunction with the employee’s direct supervisor.

Household Members

Any spouse, relative, domestic partner, or minor child (children) who shares a residence with an Access Person. Additionally, individuals for whom the Access Person provides material support are also considered household members, including college students living on campus.

An Access Person’s Household Members are subject to the same provisions and restrictions of this Code as the Access Person.

Note: Personal Transactions may make certain exemptions for short term living arrangements.

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General Standards of Conduct

Compliance with Laws & Regulations

Since this Code of Ethics covers trading conducted worldwide, Access Persons are required to comply with the securities laws and regulations of each applicable regulatory authority worldwide.

To the extent that any provision of this Code of Ethics is less restrictive than an applicable law or regulation, Access Persons should consult the Personal Trading Compliance Officer for further direction.

Conflict of Interest

Access Persons must at all times place the interests of the Funds and Client Accounts above their own. In addition:

•	Access Persons may not attempt to profit personally from their knowledge of recent or contemplated transactions in Clients’ Accounts or for the Funds.

•	Access Persons must act in a manner consistent with that of a fiduciary with respect to the Funds and Client Accounts. As a result, Access Persons must conduct all personal securities transactions consistent with this Code of Ethics and in such a manner as to avoid any actual or potential conflict of interest or any abuse of a position of trust and responsibility.

•	Access Persons may not purchase or sell a security when they have actual knowledge that a Fund or Client Account will be trading in that security (or a Related Security).

Material, Nonpublic Information

Access Persons are prohibited from buying or selling a security in the Funds or any affected TIAA-CREF Proprietary Funds or accounts while in possession of material, nonpublic information.

Access Persons are prohibited from disclosing material, nonpublic information regarding securities recommendations, holdings or transactions of any Funds or Client Accounts to any TIAA employee who does not have a legitimate business need to know such information or to any person outside of TIAA.

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General Restrictions

Gifting of Securities

•	Access Persons who desire to make or receive a bona fide gift of securities do not need to preclear the transaction; the gift, however, must be reported. A bona fide gift is one where the donor does not receive anything of value in return.

•	An Access Person who receives a gift of securities must preclear the subsequent sale of the securities.

•	All purchases of securities must be precleared.

Investment Clubs

Access Persons who participate in investment clubs are required to preclear and report all club transactions in the same manner as their own personal trades. Access Persons may not share nonpublic information with the investment club.

Private Placements

Access Persons must obtain prior approval from the Personal Trading Compliance Officer before participating in private placements (for example, private equity investments, hedge funds, real estate limited partnerships, etc.). Any subsequent modifications of the private placement such as an additional purchase or sale must be pre-approved by the Personal Trading Compliance Officer.

Excessive Trading

Access Persons may not trade so frequently that it negatively impacts their ability to fulfill their assigned responsibilities. If an Access Person effects 60 transactions or more during a three-month period, the Personal Trading Compliance Officer will communicate with the employee and their supervisor to determine whether such trading should be deemed excessive.

Initial Public Offering

Access Persons and their Household Members may not participate in an initial public offering (see Exceptions to General Restrictions on Page 10).

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General Restrictions

Market Timing

The Funds have adopted a policy to deter excessive and short-term trading. Under this policy, TIAA-CREF may bar excessive and short-term traders from purchasing shares or units of a fund.

The policy is set forth in each Fund’s prospectus, which governs all trading activity in the Fund regardless of whether the Fund’s shares are acquired or held through third-party brokerage accounts or directly through TIAA-CREF retirement accounts.

Although the Fund may issue a warning letter regarding excessive trading or market timing, any trade activity in violation of this policy will be reviewed and sanctions may be imposed by the Personal Transactions Oversight Committee.

Short Swing Profits

Access Persons may not profit from a purchase then sale; or from a sale then purchase of a covered or non-exempt security or non-exempt related security, from the same issuer within 60 calendar days. Any such short-swing profits (net of commissions) shall be surrendered to a charity of their choice or one appointed by the Personal Trading Compliance Officer. (ETFs based on broad-based indices or that meet the 25/25 rule are exempt from this provision).

Options Trading

Option contract trading is prohibited except as below:

•	Option contract trading is permitted only for the purpose of risk management of an existing long security position (underlying security) and/or for increased profitability of an existing long security position

•	Buy PUT option contracts on existing long security position (e.g. long 1,000 shares of ABC stock may purchase the number of ABC PUT option contracts corresponding to 1,000 shares)

•	Sell CALL option contracts on existing long security position (e.g. long 1,000 shares of ABC stock may sell the number of ABC CALL option contracts corresponding to 1,000 shares)

Note:	Liquidation of the underlying security requires immediate liquidation of the option.
Failure to adhere to the above guidelines will result in a Short Selling violation (see below).

Short Sales

Access Persons may not sell a security short unless the seller owns the underlying security in equal notional value (in share value). (For example: Access Person owns 100 shares of Company X stock, Access Person may only sell up to 100 shares.)

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General Restrictions

Speculative Trading

Access Persons may not engage in trading that could distract them from their job duties (e.g., naked options, short-term trading, risky transactions in margin accounts, warrants, excise etc.).

Restricted Securities

Access Persons are prohibited from trading in securities on the TAI/TCIM or TCAA Restricted Lists. Trading may not resume in a restricted security until the restriction has been lifted.

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Other Prohibitions

Insider Trading

Access Persons who possess material, non-public information (with respect to an issuer of securities or otherwise involving or affecting securities) are prohibited from trading any such securities or related securities or conveying such information to others outside the scope of their responsibilities.

Front Running

Access Persons are prohibited from “front running” (e.g., purchasing or selling securities for personal, Fund, or Client Account while having knowledge of a Fund’s or Client Account’s trading positions or plans). Front Office personnel must report all personal security holdings, which they also manage as part of their portfolio for the Firm, to their manager and the Personal Trading Compliance Officer. Front Office personnel must request approval outside of the general preclearance process to trade in these securities prior to initiating the transaction. Failure to report or request approval to trade may result in disciplinary actions.

Scalping

Access Persons are prohibited from purchasing a security for one’s own account shortly before recommending that security for long-term investment and then immediately selling the security at a profit upon the rise in the market price following the recommendation.

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Exceptions to General Restrictions

Initial Public Offerings

Access Persons generally are prohibited from participating in Initial Public Offerings. Nonetheless, Access Persons may seek approval to participate in an Initial Public Offering; and approval may be granted from the Personal Trading Compliance Officer under special circumstances such as:

•	Access Persons already have equity in the company and are offered shares.

•	Access Persons are policyholders or depositors of company that is demutualizing.

•	Spouse/Family member of Access Person has been offered the shares as an employee.

•	Any other hardship situations at the discretion of the Personal Trading Compliance Officer, the Funds Chief Compliance Officer or their designee.

Options Trading

Access Persons may seek approval and approval may be granted to purchase Long-Term Equity Anticipation Securities (LEAPS) that expire at least one-year from the purchase date without owning the underlying security; subject to normal preclearance process and short swing profit rule.

Note:	If option is exercised prior to the one-year period and the Access Person does not own the underlying security, he or she will be subject to the Short Sale Provision (see Short Sales Rule).

•	Access Persons are permitted to trade ETFs that are based on the broad based indices (i.e. Dow Jones Industrial Average, NASDAQ 100, Russell 1000, S&P 500, etc.) as well as those ETFs that are short/inverse the market (i.e., SDS, VIX, TZA, DOG, etc.), which are not subject to the Short Swing Profit Rule.

Short Sales

Access Persons may execute option transactions that follow the broad based indices (i.e. Dow Jones Industrial Average, NASDAQ 100, Russell 1000, S&P 500, etc.) or meet the 25/25 rule without owning the underlying security; therefore, the short sale provision does not apply.

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Specific Access Persons Provisions

Reporting and Certification

Access Persons are required to complete the Initial, Quarterly and Annual Reports mentioned below. These reports must be completed within the specified timeframe, regardless of the day of the week on which the due date falls. For example, if the report is due on a Sunday, an Access Person may not wait until the following Monday to complete the report. If the report is filed on Monday, it will be considered late.

Initial Reports

Initial Training and Certification

Access Persons will receive a copy of the Code of Ethics and will be required to complete training on its provisions and requirements. Additionally, Access Persons will be required to provide a written or electronic certification of their receipt and understanding. Access Persons must complete the certification and training within ten (10) calendar days of their designation.

Initial Disclosure Report

Within ten (10) calendar days of the receipt of their classification or a date specified by Compliance, Access Persons must submit an Initial Disclosure Report that lists:

•	Security Name

•	Exchange ticker symbol or CUSIP number

•	Number of shares

•	Principal amount of each reportable security in which the Access Person and their Household Members have any direct or indirect beneficial ownership

•	Name of any broker, dealer or bank with which the Access Person and their Household Members maintain an account in which any securities are held for the Access Person’s (including Household Members) direct or indirect benefit

•	Account number

•	Date that the report is submitted to Personal Trading Compliance Office

•	All Household Members (see Glossary)

•	All Reportable Securities holdings

•	The Brokerage Information provided in the report must be current as of a date no more than 45 days from the date that the employee became an Access Person (see Brokerage Accounts section).

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Specific Access Persons Provisions

Reporting and Certification (continued)

Initial Household Member Certification

Within ten (10) calendar days of the receipt of their classification, Access Persons must submit a certification that lists all of their Household Members.

Quarterly Reports

Quarterly Disclosure Reports

Access Persons must complete a Quarterly Disclosure Report no later than thirty (30) calendar days after the end of each calendar quarter. This report must list the information below for all transactions in a Reportable Security for the Access Persons and their Household Members:

•	Date of all transactions that occurred in that quarter

•	Account Numbers

•	Security name

•	Number of shares

•	Exchange ticker symbol or CUSIP number

•	Interest rate and maturity date

•	Principal amount of each reportable security

•	Nature of the transaction (buy, sell, etc.)

•	Price of the Reportable Security

•	Name of the broker-dealer that executed the transaction and

•	Date that the report is submitted to Personal Trading Compliance Office

All Access Persons are required to complete this report even if no reportable transactions were executed in that quarter.

Outside Participation Certification

This certification will be used to capture an Access Person’s participation on any outside investment committees, boards of publicly held companies and creditor’s committees.

Financial Services Affiliation Disclosure (Portfolio Managers, Analysts, Research Assistants and Traders only) – This disclosure is used to identify Household Members and relatives that work in the financial services industry. We are collecting information because the SEC has requested it in recent exams.

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Specific Access Persons Provisions

Reporting and Certification (continued)

Annual Reports

Annual Training and Certification

Once a year, Access Persons will be required to complete training on the Code of Ethics. Additionally, Access Persons will be required to provide a written or electronic certification of their understanding of the Code of Ethics by January 30th of each year. A similar certification will be required whenever a major revision is made to the Code of Ethics.

Access Persons must complete an Annual Disclosure Report no later than 45 days after the end of each calendar year. Access Persons are required to review and validate that all brokerage account holdings listed on their year-end statements match those listed in the Protegent PTA System.

Annual Household Members Certification

All Access Persons must complete an Annual Household Members Certification no later than 30 calendar days after the end of each calendar year.

Brokerage Accounts

Access Persons are required to report their TIAA-CREF Health Savings, Charitable Giving, and all brokerage accounts for which they have either Beneficial Ownership (see Glossary) or the ability to make trading decisions. Access Persons are presumed to have Beneficial Ownership of accounts held by Household Members. Access persons whose household members work for firms that require them to maintain accounts in-house or with specific brokers may request a waiver from Personal Trading Compliance.

Limitations on Brokerage Accounts

•	Access Persons and their Household Members are required to maintain brokerage accounts only at brokerage firms that have been approved by the Personal Trading Compliance Office.

Note: Access Persons and their Household Members will have 60 calendar days to meet the external brokerage provision (see Exhibit B).

•	The Personal Trading Compliance Office will conduct periodic surveillance of outside brokerage accounts as appropriate to ensure compliance with this provision.

Duplicate Statements and Trade Confirmations

Access Persons must direct their broker, trust account manager or other entity through which they have a securities trading account to supply the Personal Trading Compliance Office with copies of all trade confirmations and periodic statements for all reportable brokerage accounts for which they have either Beneficial Ownership or the ability to make trading decisions, including those owned or controlled by Household Members. This should be done by completing a Brokerage Request Letter (see Exhibit A).

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Specific Access Persons Provisions

Brokerage Accounts (continued)

•	If the account contains only open-end mutual funds but can be used to trade in Reportable Securities, including TIAA-CREF Proprietary Funds, Access Persons must report the account and arrange for duplicate account statements and trade confirmations to be sent to the Personal Trading Compliance Office.

•	For example, a brokerage account that only holds open-end mutual funds but can be used to purchase or sell shares of common stock.

Note:	Access Persons do not have to report accounts that can hold or trade only non-TIAA-CREF open-end mutual funds.

Prompt Notification of Brokerage Accounts

•	Access Persons must disclose the opening of a new reportable brokerage account or a change to their list of Household Members in the Protegent PTA System.

•	All new brokerage accounts must be reported to compliance within five business days.

•	Access Persons may not effect any transactions in an account until the account has been disclosed in Protegent PTA.

TIAA-CREF Fund Information

•	Access Persons are required to make available information regarding holdings or transactions in TIAA Proprietary funds for themselves and their Household Members as part of their reporting under this Code of Ethics.

•	The Personal Trading Compliance Office may rely on the records of the Funds to obtain this information. However, if an Access Person does not own a fund directly through the TIAA Proprietary Fund or its transfer agent or if this Fund is owned by a Household Member, the Access Person must specifically report this security and may not rely on the records of the Funds.

•	For example, Fund shares are owned through a third-party advisory, brokerage, or other omnibus account.

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Specific Access Persons Provisions

Brokerage Accounts (continued)

Managed/Blind Trust Accounts

•	Access Persons must receive approval from Personal Trading Compliance Office to establish and maintain a Managed Account (see Glossary).

•	Access Persons are not required to preclear transactions or submit quarterly reports for such Managed Accounts.

•	Access Persons will be required to complete a managed account form, which must be signed by the Access Person and their broker.

•	A periodic attestation may be sent to Access Person in order to validate the account(s). Individuals with these types of accounts are required to provide an annual certification that they do not currently and have not in the past exercised direct or indirect control over these managed accounts.

•	Access Persons are not allowed to invest in Initial Public Offerings or Private Placements in these types of accounts.

•	The relationship between the financial advisor and access person must be unaffiliated (independent professional versus a friend/relative).

Exemptions for Independent Trustees

Independent Trustees of the Funds are subject to the General Standards of Conduct articulated at the beginning of this Code of Ethics, but are otherwise exempt from the specific prohibitions, preclearance and reporting requirements covering other Access Persons, except as described below:

•	An Independent Trustee shall be required to file a Quarterly Disclosure Report only if he or she knew, or should have known, of a Fund’s or Client Account’s trading activity or consideration of trading activity, where such knowledge is material, nonpublic information, in which case he or she shall be subject to the specific prohibition, preclearance and reporting requirements of this Code of Ethics for the Quarter in which the information was received.

•	Except for extraordinary circumstances, the receipt of trading information by a Trustee which is over three days old will not cause a Trustee to be subject to the specific prohibitions, and preclearance and reporting requirements of this Code of Ethics.

•	Independent Trustees will be required to provide a written or electronic certification of their understanding of the Code of Ethics as of January 30th of each year.

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Specific Access Persons Provisions

Administration of the Code

Review of Reports

All certifications and reports will be reviewed by the Personal Trading Compliance Officer, who will consult with senior management as appropriate. The review process may utilize automation. All violations of this Code of Ethics will be promptly reported to the Chief Compliance Officer of each affected Entity.

Administrative Procedures

The Personal Trading Compliance Officer along with the Chief Compliance Officer of the Funds may develop and promulgate administrative procedures under this Code of Ethics. Violations of these procedures constitute violations of this Code of Ethics.

Automated System

In general, reporting, monitoring, reviewing and other functions under this Code of Ethics will be conducted through the use of the Protegent PTA System.

Sanctions

Sanctions for violations of this Code of Ethics may be imposed by the Personal Trading Oversight Committee (see Glossary). One or more of the following sanctions may be imposed as applicable:

(i)	Additional mandatory training

(ii)	A letter of censure

(iii)	Unwinding of transactions

(iv)	Disgorgement of gains

(v)	Monetary fines

(vi)	A ban on personal trading

(vii)	Suspension

(viii)	Termination of employment.

Designees

The Personal Trading Compliance Officer may appoint designees to carry out his or her responsibilities under this Code of Ethics.

Annual Board Report

Annual or periodic reports about the operation of the Code of Ethics shall be provided to the Funds Board of Directors.

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Specific Access Persons Provisions

Waivers

The Personal Trading Compliance Officer and Personal Trading Oversight Committee may, in consultation as appropriate with Law, senior management and/ or others, grant waivers under this Code of Ethics. Records of all waivers granted shall be maintained by the Personal Trading Compliance Officer.

Estate Settlement Waivers

If an Access Person or their Household Member is both the executor and a direct beneficiary of an estate, the securities held in the estate are reportable and are subject to the Code of Ethics. In the event such an Access Person desires to sell the securities of such estate, the individual is required to provide a written letter to the Personal Trading Compliance Office expressing the:

(i)	Reasons for requesting a waiver along with supporting documentation,

(ii)	List of securities to be traded, and

(iii)	Timeframe within which the securities must be traded.

Upon receipt of such documentation, the Personal Trading Compliance Officer may give the Access Person approval to sell the securities on a specified date.

If an Access Person or their Household Member is not a direct beneficiary of an estate for which they are an executor, then the securities of the estate are not subject to this provision.

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Specific Provisions for Access Persons

Preclearance Requirements

Access Persons preclearance requirements are as follows:

•	Except as indicated in the “Securities Exempt from Preclearance & Reporting Requirements” section, Access Persons must preclear all transactions for themselves and their Household Members through the Protegent PTA System.

•	Exchange-Traded Funds (ETF) not based on the Broad Based Indices specifically listed in Exhibit C must be precleared.

•	Preclearance approvals are only valid for the business day on which they are obtained. This period may be extended at the discretion of the Personal Trading Compliance Officer due to timing limitations and other restrictions around trading period. (To avoid a violation, incomplete orders must be cancelled at the end of the day and Good until Cancel are prohibited).

•	Adherence to preclearance requirements does not override an Access Person’s responsibility of complying with other provisions of this Code of Ethics. Requesting preclearance means an Access Person declares the following:

•	Access Person believes trade is available to all investors

•	Access Person does not possess knowledge of material, nonpublic information regarding the issuer of that security

•	Access Person does not know of recent or proposed Fund or Client Account transaction in that security (or a Related Security)

Securities Requiring Preclearance & Reporting Requirements

•	Equity Shares (i.e., common stocks)

•	Government Securities (including GNMA and FNMA)

•	Shares in Exchange-Traded Funds (i.e., Actively Managed ETF, not based on the Broad Based Indices on Exhibit C of the Code of Ethics)

•	Shares in Closed-End Funds

•	Corporate and Municipal Bonds

•	Convertible Bonds

•	Options on securities and non-approved Broad Based Indices

•	Single-stock futures

Special Preclearance Provision

•	At the discretion of the Personal Trading Compliance Officer, special preclearance waivers may be granted if the value of a security falls 20 percent or greater below the purchase price of the security (This excludes Front Office Personnel and Access Persons in possession of material, nonpublic information). Employees in possession of Material, Nonpublic Information may not seek a waiver.

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Specific Provisions for Access Persons

Securities Exempt from Preclearance & Reporting Requirements

Access Persons are not required to preclear or report the following transactions:

•	Open-end investment companies (other than ETFs) (e.g., mutual funds).

•	Note: Access Persons are not required to preclear purchases and sales of Fund shares and Related Securities; but transactions and holdings must be included in the initial, quarterly and annual disclosure reports.

•	Money market instruments (e.g., bank CDs, commercial paper) and money market funds including affiliated Money Market Funds.

•	Direct obligations of the U.S. Government (e.g., T-bills, U.S. Savings bonds). Direct obligations of the U.S. Government do not include municipal securities. This applies only to Access Persons located in the United States.

•	Direct obligations of the United Kingdom. Obligations of other instrumentalities of the United Kingdom governments or quasi-government agencies are not exempt. This applies only to Access Persons located in the United Kingdom.

•	Transactions executed in approved Managed Accounts (see Glossary)

•	Currency and Financial Futures

•	Purchase or sales of commodity futures contracts

•	Non-financial commodities (such as gas, metal, oil, etc)

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Specific Provisions for Access Persons

Securities Exempt from Preclearance Requirements

Access Persons are required to report but not preclear the following transactions:

•	Purchases and sales of Fund shares and Related Securities

•	Corporate actions such as stock dividends, dividend reinvestments, stock splits, mergers, consolidations, spin-offs, or other similar corporate reorganizations or distributions.

•	Automatic Purchases and Sales of Reportable Securities

Note: (i) Securities	holdings acquired in this manner must be reported on the Initial and Annual Disclosure Reports.

(ii)	All subsequent sales of these securities by an Access Person or Household Member must be precleared and reported in the same manner as other Reportable Securities transactions.

•	Purchases or sales of securities and Related Securities based on approved Broad Based Indices. Such transactions may be effected through Exchange-Traded Funds. Permissible Indices include any official index that at a minimum has 25 securities with no one security representing more than 25% of the index at time of purchase. (This does not apply to Actively Managed Exchange-Traded Funds (see Glossary))

•	Acquisitions by inheritance

•	Gifts of securities (see Bona Fide Gift in glossary)

•	Purchases and sales of securities pursuant to a tender offer

•	Non-Volitional transactions (see Glossary)

Blackout Periods

Tier-One Access Persons

Tier-One Access Persons and their respective Household Members are prohibited from purchasing or selling a security (or a Related Security) during blackout periods below:

Black-Out Period Across All Funds

Within seven (7) calendar days after any Fund or Client Account purchases or sells such security, limited to an order either initiated by active management or to an order that is likely to materially impact the price of the security.

Fund-Specific Black-Out Period

Within seven (7) calendar days before or after a Fund or other Client Account for which Access Person has responsibility purchases or sells such security, limited to an order either initiated by active management or to an order that is likely to materially impact the price of the security.

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Specific Provisions for Access Persons

Blackout Periods (continued)

Appearance of a Conflict

The Personal Trading Compliance Office shall monitor the trading activity, where appropriate, for a security in the Funds and Client Accounts to determine if an Access Person’s transaction, either taken by itself or as part of a pattern of trading activity, would result in the appearance of a conflict. In such situations, the Personal Trading Compliance Officer may recommend that additional action be taken (e.g., unwinding the transaction and/or disgorging profits). The Personal Trading Compliance Officer may consult with Legal, senior management, and others as appropriate.

•	De minimis – Disgorgement for transactions, net of commissions, where the resulting profits are less than or equal to $20 may be waived.

•	An Access Person may never elect not to place a trade for a Fund or Client Account that he or she would otherwise place to avoid triggering a Blackout Period.

Tier-Two Access Persons

Tier-Two Access Persons and their respective Household Members are prohibited from purchasing or selling a security (or a Related Security) on the day in which there is a pending Fund or Client Account purchase or sale order for such security, where the order is either initiated by active management.

Inadvertent Cross-trades

Access Persons should note that trades in a security (or a Related Security) during a blackout period and other potential conflict situations may result in a transaction being unwound and/or all profits disgorged even if the blackout period “cross” was inadvertent and even if the transaction had been precleared appropriately.

Tier-One Access Persons in particular should be aware of the risk that a Fund or Client Account may subsequently purchase or sell a security within seven days after that Access Person’s or Household Member’s trade. Repeat cross-trade violations may result in a ban on the Access Person personal trading.

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Specific Provisions for Access Persons

Portfolio Managers, Research Analysts, Research Assistants and their Respective Household Members

•	Access Persons who own a security (or Related Security) for which they make an investment decision for a Fund or Client Account must disclose this to the head of the relevant area in Asset Management (Fixed Income or Equity). Access Persons must disclose ownership of securities (or Related Securities) for which they make a recommendation for a Fund or Client Account during the course of communications about this security.

•	Access Persons may not make decisions for a Fund or Client Account or attempt to influence a Fund or Client Account transaction for purposes of enhancing the value of their own personal holdings.

•	Tier 1 (Front Office) Access Persons should refrain from buying or selling securities in the industry/sector that they cover.

•	Tier 1 Access Persons must disclose any personal security holdings that they manage within their covered industry/sector to the Personal Trading Compliance Office.

•	Tier 1 Access Persons must disclose any personal security holdings for which they are making recommendations for the fund.

•	Notification of your ownership of securities must be sent to your manager and the Personal Trading Compliance Office.

•	Disclosing trading opportunities to the funds before personally trading.

•	Tier 1 (Front Office) Access Persons must request approval prior to placing any personal trades in securities /sectors that they manage or securities that they recommend or actively trade for the Firm.

Funds Code of Ethics	Page 22 of 33

Glossary

Access Person – Any employee, consultant, or other individual who:

(i)	Has access to nonpublic information regarding the purchase or sale of securities by any Fund or Client Account, or nonpublic information regarding the portfolio holdings of any Fund;

(ii)	Is involved in making securities recommendations or exercising investment discretionary powers for the Funds or Client Accounts, or who has access to such recommendations that are nonpublic;

(iii)	Is a director, or officer of any of the Funds, TAI, TCIM or TCAA;

(iv)	Performs investment advisory services on behalf of TAI or TCIM and is subject to its respective supervision and control or;

(v)	Has been so designated by the Personal Trading Compliance Officer or a designee.

Actively Managed Exchange-Traded Funds – An exchange-traded fund that does not seek to track the return of a particular index by replicating or sampling index securities.

Automatic Purchase or Automatic Sale – Any periodic purchase or sale that is automatically executed according to a predetermined schedule and allocation in an investment account as part of an automatic investment plan. Examples of this would include Dividend Reinvestment Plans.

Beneficial Ownership – Beneficial Ownership is imputed to any person who has a direct or indirect pecuniary interest, which is the opportunity to profit directly or indirectly from a transaction in securities. A director, officer or employee may be deemed to have Beneficial Ownership of securities held by members of his or her immediate family who share the same household (e.g., spouse, domestic partner, children, etc.), or by certain partnerships, trusts, corporations or other arrangements.

Bona fide Gift – A gift is one where the donor does not receive anything of value in return.

Client Account – Any client portfolio managed by TAI and TCIM, other than the Funds.

Funds or TIAA-CREF Fund Complex – The TIAA-CREF Complex of Funds includes the College Retirement Equities Fund, the TIAA-CREF Funds, the TIAA-CREF Life Funds, and TIAA Separate Account VA-1.

Funds Code of Ethics	Page 23 of 33

Glossary

Household Members – Any spouse, relative or domestic partner who shares a residence with an Access Person. Additionally, individuals for whom the Access Person provides material support are considered Household Members and are therefore also subject to this policy. One provides material support if they directly or indirectly provide more than 25% of the person’s income in the prior calendar year. Members of the immediate family living in the same household are deemed to provide each other with material support.

Initial Public Offering (IPO) – The first offering of a company’s securities to the public through an allocation by the underwriter. Secondary offerings are not considered IPOs for the purpose of this Code of Ethics.

Managed Account – An account in which the Access Person has no direct or indirect control over the investment decision making process. In general, brokerage accounts where the broker is given only some discretion to make investment decisions are not considered managed accounts. Access Persons and Household Members are permitted to have periodic conversations with the broker provided the conversations are not issuer specific. (e.g., change in investment parameters, etc.).

Non-Volitional transactions – Transactions in which an individual does not exercise investment discretion at the time of the transaction (e.g., calling of a security by the issuer, automatic exercise or liquidation of an in-the-money derivative instrument upon expiration pursuant to exchange rules, non-volitional receipt of gifts out of the control of the Access Person).

Portfolio Manager – Any employee who has responsibility for managing a Fund, any portion of a Fund, or any Client Account, plus his or her Household Members. Research analysts who have responsibility for managing a portion of a Fund or Client Account will be deemed Portfolio Managers with respect to such assets.

Personal Trading Compliance Office – The department within the Investment Compliance area that is responsible for administering this Code of Ethics.

Personal Trading Oversight Committee – Committee that has oversight responsibility for issues related to personal securities trading and investment activity by Access Persons. The committee is composed of investment, legal, risk management, institutional client services, trust services and compliance

Funds Code of Ethics	Page 24 of 33

Glossary

Private Placement – An offering of securities that is exempt from registration under various laws and rules, such as the Securities Act of 1933 in the US and the Listing Rules in the UK. These offerings are exempt from registration because they do not constitute a public offering and can include limited partnerships.

Related Security – Any option, future, forward contract, or other obligation involving a given security, including any instrument whose value is derived from or closely related to that security, and any separate security that is convertible into, exchangeable for, or which otherwise confers a right to purchase that security. When used in reference to the Funds, the term “Related Security” includes separate accounts and other investment vehicles that invest in the Funds (e.g., TIAA-CREF Lifetime Variable Select, 529 College Savings Programs managed by TIAA-CREF, etc.).

Reportable Account – Any account that holds or can be used to purchase or sell a Reportable Security.

Reportable Security – Any security that is not specifically listed in the Exemptions from Preclearance and Reporting Requirements section of this Code of Ethics.

Research Analyst – An employee who has responsibility for making recommendations regarding particular securities for a Fund or Client Account, plus his or her Household Members.

Research Assistant – Any employee who has responsibility for directly assisting a Portfolio Manager with the management of a Fund or Client Account, or directly assisting a Research Analyst in making recommendations regarding particular securities, plus his or her Household Members.

Short selling – A sale of a security that is not owned by the seller, or that the seller has borrowed. Short selling is motivated by the belief that a security’s price will decline, enabling it to be bought back at a lower price to make a profit.

TAI – Teachers Advisors, Inc.

TCAA – TIAA-CREF Alternatives Advisors, LLC

TCIM – TIAA-CREF Investment Management, LLC

Tier-One Access Person – Any Access person who is a Portfolio Manager, Research Analyst, or Research Assistant, or who has otherwise been identified as a Tier-One Access Person by the Personal Trading Compliance Officer.

Tier-Two Access Person – Any Access Person who is not a Tier-One Access Person.

Funds Code of Ethics	Page 25 of 33

Reference Card for Access Persons

This page is for reference purpose only.

All Access Persons must read the Code of Ethics and comply with its provisions.

Specific Requirements

Duplicate Statements & Confirmations

Access Persons must direct their broker, trust account manager and any entity through which they have a securities trading account to send the following directly to the Personal Trading Compliance Office:

•	Trade confirmations for each transaction of a Reportable Security (see Glossary)

•	Periodic brokerage statements for Reportable Accounts (see Glossary)

Preclearance

Access Persons must preclear in advance all orders to buy or sell securities in the Protegent PTA System.

Preclearance approval is valid only for the day in which it is received. (i.e., good ‘til cancel orders are prohibited).

Exemptions

Access Persons are not required to obtain preclearance approval for:

•	Transactions in open-end mutual funds (including TIAA-CREF Proprietary Funds)

•	Money Market Transactions

•	Currency and financial futures

•	Purchase or sales of securities based on Broad Based Indices (see Exhibit C)

•	Purchase or sale pursuant to Tender Offer

•	Transactions in approved managed accounts (see Glossary)

•	Corporate actions (For example, stock purchase plans, dividends, splits, DRIP, mergers, granted stock options, etc.)

•	Exercised rights – purchase or sale stock issued by issuer pro-rata to all holders of a class of security

•	Non-financial commodities (metals, oil, gas, agricultural futures, etc.)

•	Proprietary Fund allocation

•	Gift of securities received

•	Automatic Investment Plans

•	Automatic Purchases and Sales (see Glossary)

Private Placements

An Access Person must obtain prior approval from the Personal Trading Compliance Officer before participating in private placements. (For example, private equity investments, hedge funds, real estate limited partnerships, etc.)

Specific Prohibitions**

Initial Public Offerings

Access Persons and their Household Members are not permitted to participate in initial public offerings. Exceptions may be available in special circumstances at the discretion of the Chief Compliance Officer of the appropriate entity.

Brokerage Accounts

Access Persons and their Household Members are required to maintain brokerage accounts at brokerage firms that have been approved by the Personal Trading Compliance Office. Please see Exhibit B for a list of these firms.

Blackout Period

Tier 1

Tier 1 Access Persons and their Household Members are prohibited from purchasing or selling a security (or Related Security) seven days before or after a Fund or Client Account places a trade order. (Please see Blackout Period section for further details or information about passive trading.)

Tier 2

Tier 2 Access Persons and their Household Members are prohibited from purchasing or selling a security (or Related Security) on the same day that a Fund or Client Account places a trade order.

Short-Swing Profit Rule

Access Persons and their Household Members may not profit from a purchase then sale, or sale then purchase, of non-exempt or non-exempt related securities in the same issuer within 60 calendar days.

Selling Short

Access Persons and their Household Members are prohibited from selling securities short unless they own the securities in an equal notional value.

Questions?

Contact the Personal Trading Compliance Office at:

•	Personal Trading Compliance Office hotline:

•	1-800-842-2733 ext 225599

•	1-877-535-3910 ext 235599

•	E-mail: PersonalTradingCompliance@tiaa-cref.org

** Please read the Code of Ethics for other restrictions!

Exhibit A: Sample Brokerage Account Letter

8500 Andrew Carnegie Blvd
Charlotte, NC 28262

Date

Broker Name

Broker Address

To Whom It May Concern:

(Enter employee name here) is an employee at TIAA-CREF or an affiliate and is an employee under one or more of its Personal Trading Policies. Or (enter household member name here) is a household member of (employee name), an employee under one or more Personal Trading Policies at TIAA-CREF.

To comply with the policy and the provisions of SEC and NASD Rules, TIAA-CREF requires duplicate copies of all confirmations and statements for the following account(s) (enter accounts here).

Please send the confirmations and statements to:

TIAA-CREF

P.O. Box 1285

Charlotte, NC 28201-1285

Please contact Gaynor Russell, the TIAA-CREF Personal Trading Compliance Officer, at (704) 988-1002 if you have any questions.

Sincerely,

Personal Trading Compliance Officer

Authorization of Account Holder

Exhibit B: Approved Brokerage Firm List

1.	Bank of America/Merrill Lynch
2.	Charles Schwab
3.	E*Trade
4.	Fidelity
5.	Morgan Stanley Smith Barney
6.	Scottrade Inc.
7.	TD Ameritrade
8.	TIAA-CREF Brokerage Services
9.	UBS Securities
10.	Wachovia/Wells Fargo

Exhibit C: Broad Based Index List

N0.	Index Name	N0.	Index Name
1.	AMEX Composite Index	74.	MSCI EAFE Small Cap Index
2.	Dow Jones Industrial Average Index	75.	MSCI EAFE Value Index
3.	Dow Jones Australia Index	76.	MSCI Emerging Markets Index
4.	Dow Jones Brazil Index	77.	MSCI EMU Index
5.	Dow Jones Canada Index	78.	MSCI Japan Index
6.	Dow Jones France Index	79.	MSCI Korea Index
7.	Dow Jones Germany Index	80.	Pacific ex-Japan Index
8.	Dow Jones Global Select Dividend Index	81.	MSCI Taiwan Index
9.	Dow Jones Hong Kong Index	82.	MSCI United Kingdom Index
10.	Dow Jones Japan Index	83.	MSCI US Broad Market Index
11.	Dow Jones Malaysia Index	84.	MSCI US Investable Market 2500 Index
12.	Dow Jones Select Micro Cap Index	85.	MSCI US Investable Market Growth Index
13.	Dow Jones Singapore Index	86.	MSCI US Investable Market Value Index
14.	Dow Jones South Korea Index	87.	MSCI US Large Cap 300 Index
15.	Dow Jones Taiwan Index	88.	MSCI US Large Cap Growth Index
16.	Dow Jones Thailand Index	89.	MSCI US Large Cap Value Index
17.	Dow Jones U.K. Index	90.	MSCI US Micro Cap Index
18.	Dow Jones U.S. Index	91.	MSCI US Mid Cap 450 Index
19.	Dow Jones U.S. Large-Cap Index	92.	MSCI US Mid Cap Growth Index
20.	Dow Jones U.S. Mid-Cap Index	93.	MSCI US Mid Cap Value Index
21.	Dow Jones U.S. Small-Cap Index	94.	MSCI US Prime Market 750 Index
22.	Dow Jones Wilshire 4500 Completion Index	95.	MSCI US Prime Market Growth Index
23.	Dow Jones Wilshire 5000 Completion Index	96.	MSCI US Prime Market Value Index
24.	Dow Jones Wilshire 5000 Total Market Index	97.	MSCI US Small + Micro Cap Index
25.	Dow Jones Wilshire U.S. 2500 Index	98.	MSCI US Small + Micro Cap 2200 Index
26.	Dow Jones Wilshire U.S. Large-Cap Growth Index	99.	MSCI US Small + Micro Cap Growth Index
27.	Dow Jones Wilshire U.S. Large-Cap Index	100.	MSCI US Small + Micro Cap Value Index
28.	Dow Jones Wilshire U.S. Large-Cap Value Index	101.	MSCI US Small Cap 1750 Index
29.	Dow Jones Wilshire U.S. Micro-Cap Index	102.	MSCI US Small Cap Growth Index
30.	Dow Jones Wilshire U.S. Mid-Cap Growth Index	103.	MSCI US Small Cap Value Index
31.	Dow Jones Wilshire U.S. Mid-Cap Index	104.	Russell - 3000 Index
32.	Dow Jones Wilshire U.S. Mid-Cap Value Index	105.	Russell - 2000 Index
33.	Dow Jones Wilshire U.S. Small-Cap Growth Index	106.	Russell 2500 Index
34.	Dow Jones Wilshire U.S. Small-Cap Index	107.	Russell - 1000 Index
35.	Dow Jones Wilshire U.S. Small-Cap Value Index	108.	Russell 2000 Growth Index
36.	Dow Jones World Index	109.	Russell 2500 Growth Index
37.	Dow Jones Wilshire 5000 Total Market Index	110.	Russell 3000 Growth Index
38.	FORTUNE 500 Index	111.	Russell 2000 Value Index
39.	FTSE All World BRIC Index	112.	Russell 2500 Value Index
40.	FTSE All World Emerging Asia Pacific Index	113.	Russell 3000 Value Index
41.	FTSE All World Emerging Europe Index	114.	Russell 1000 Growth Index
42.	FTSE All World Emerging Index	115.	Russell 1000 Value Index
43.	FTSE All World ex US Index	116.	Russell Global Index
44.	FTSE All World Latin America Index	117.	Russell Global Large Cap Index
45.	FTSE All World Middle East & Africa Index	118.	Russell Global ex-U.S. Index

Exhibit C: Broad Based Index List (continued)

N0.	Index Name	N0.	Index Name
46.	FTSE Asia Pacific Index	119.	Russell Midcap Growth Index
47.	FTSE Developed ex US Index	120.	Russell Midcap Value Index
48.	FTSE Developed ex NA Index	121.	Russell - Midcap Index
49.	FTSE Developed Europe ex UK Index	122.	Russell Top 200 Growth Index
50.	FTSE Developed Index	123.	Russell Top 200 Index
51.	FTSE Developed Small Cap ex US Index	124.	Russell Top 200 Value Index
52.	FTSE EMEA Index	125.	Russell/Nomura Total Market Index
53.	FTSE Emerging Asia Pacific Index	126.	NASDAQ Composite Index
54.	FTSE Eurobloc Index	127.	NASDAQ 100 Index
55.	FTSE Europe ex UK Index	128.	NASDAQ Capital Market Composite Index
56.	FTSE Kaigai Index	129.	NASDAQ Global Market Composite Index
57.	FTSE NASDAQ 500 Index	130.	NYSE Composite Index
58.	FTSE NASDAQ Large Cap Index	131.	Philadelphia Semiconductor Index
59.	FTSE NASDAQ Mid Cap Index	132.	S&P 500 Composite Stock Price Index
60.	FTSE World Asia Pacific Index	133.	S&P 500 / Citigroup Growth Index
61.	JPMorgan EMBI Global Core Index	134.	S&P 500 / Citigroup Value Index
62.	Morningstar Mid Core Index	135.	S&P Citigroup World Ex US Cap Range Index
63.	Morningstar Mid Growth Index	136.	S&P Europe 350 Index
64.	Morningstar Mid Value Index	137.	S&P 500 Index
65.	Morningstar Small Core Index	138.	S&P Midcap 400 Index
66.	Morningstar Small Growth Index	139.	S&P 100 Index
67.	Morningstar Small Value Index	140.	S&P 700 Index
68.	MSCI All Country Asia ex Japan Index	141.	S&P 900 Index
69.	MSCI All Country World ex US Index	142.	S&P 1000 Index
70.	MSCI All Country World Index	143.	S&P Composite 1500 Index
71.	MSCI BRIC Index	144.	S&P Global 100 Index
72.	MSCI Canada Index	145.	S&P Global 1200 Index
73.	MSCI EAFE Index

FUNDS BOARD ATTESTATION

Independent Trustees of the Funds are subject to the General Standards of Conduct articulated at the beginning of this Code of Ethics, but are otherwise exempt from the specific prohibitions, preclearance and reporting requirements covering other Access Persons, except as described below:

•	An Independent Trustee shall be required to file a Quarterly Disclosure Report only if he or she knew, or should have known, of a Fund’s or Client Account’s trading activity or consideration of trading activity, where such knowledge is material, nonpublic information, in which case he or she shall be subject to the specific prohibition, preclearance and reporting requirements of this Code of Ethics for the Quarter in which the information was received.

•	Except for extraordinary circumstances, the receipt of trading information by a Trustee which is over three days old will not cause a Trustee to be subject to the specific prohibitions, and preclearance and reporting requirements of this Code of Ethics.

•	Independent Trustees will be required to provide a written or electronic certification of their understanding of the Code of Ethics as of January 30th of each year

I certify that I have read, understand and agree to comply with the Code of Ethics.

Independent Trustee Answer

Date:

Revision Log

Date	Author	Change	Approval	Approval
August 2015	Gaynor Russell	Options Trading – Restriction on Trading Naked Options: Language corrected to remove selling of puts (not a naked transaction) and revised to include buying puts	PTOC	N/A

Annual Review
Date	Author	Change	Approval	Approval
November 2012	Gaynor Russell	Major revision	PTOC	Board
September 2013	Gaynor Russell	Minor language updates	PTOC	N/A
July 2014	Gaynor Russell	Minor language updates	PTOC	N/A
November 2014	Gaynor Russell	Minor language updates	PTOC	N/A
November 2015	Gaynor Russell	Minor language updates	PTOC	N/A

Managed Account Waiver Form

To:	Personal Trading Compliance Officer

In accordance with TIAA-CREF’s Code of Ethics and Policy Statements on Personal Trading, please be advised that I and/or one of my Household Members have a beneficial interest in the following separately managed account (the “Account”) or blind trust:

Broker/Advisory Entity:
Individual Consultant:
Address:

Telephone Number:
Name of Household Member
(if applicable):
Account Number:

I hereby represent that neither I, nor my Household Member: (i) have any direct or indirect influence or control over the investment activities of the Account nor (ii) have any prior knowledge of transactions effected in the Account nor (iii) have a personal relationship with the broker/advisor (i.e., advisor is not a friend or relative). I acknowledge that statements (transactions and holdings) may be requested periodically for review. I will immediately notify you if either of these representations should no longer be accurate. I have advised the Broker/Advisor named above of the specific prohibitions applicable to the account and which are set forth below:

•	I/We cannot participate in initial public offerings.

•	I/We cannot participate in private placements (e.g., private equity investments, hedge funds, real estate limited partnerships, other private real estate securities investments, etc.), without prior approval from the Personal Trading Compliance Officer.

Please contact me or my Broker/Advisor if you need any additional information or documentation regarding the Account or any transaction effected in this “Fully discretionary” Account.

Advisor/Trust Account Manager Signature	Employee Signature

Print Name	Print Name

Title	Title

Date	Date